Exhibit 10(c)

                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                               SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of AllianceBernstein Select Investor Series, Inc. (the "Registrant"), hereby certifies that the Registrant's report on Form N-CSR, with respect to the Premier Portfolio, for the period ended October 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 30, 2003

                            By:     /s/ Marc O. Mayer
                                    ------------------------------
                                    Marc O. Mayer
                                    President

                            By:     /s/ Mark D. Gersten
                                    ------------------------------
                                    Mark D. Gersten
                                    Treasurer and Chief Financial Officer



This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.